Exhibit 99.2 3Q 2019 Strategic & Financial Highlights Charles E. Jones, President and CEO Steven E. Strah, SVP and CFO November 4, 2019

Non-GAAP Financial Matters This presentation contains references to non-GAAP financial measures including, among others, Operating earnings (loss), Operating earnings (loss) per share and Operating earnings (loss) per share by segment. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States (GAAP). Operating earnings (loss), Operating earnings (loss) per share and Operating earnings (loss) per share by segment are not calculated in accordance with GAAP to the extent they exclude the impact of “special items.” Special items represent charges incurred or benefits realized that management believes are not indicative of, or may obscure trends useful in evaluating the company’s ongoing core activities and results of operations or otherwise warrant separate classification. Special items also reflect the adjustment to include the full impact of share dilution from the $2.5 billion equity issuance in January 2018. Special items are not necessarily non-recurring. FirstEnergy Corp. (FE or the Company) management cannot estimate on a forward-looking basis the impact of these items in the context of Operating earnings (loss) per share growth projections because these items, which could be significant, are difficult to predict and may be highly variable. Consequently, the Company is unable to reconcile Operating earnings (loss) per share growth projections (i.e. CAGR) to a GAAP measure without unreasonable effort. Operating earnings (loss) per share and Operating earnings (loss) per share for each segment is calculated by dividing Operating earnings (loss), which excludes special items as discussed above, for the periods presented in 2018 by 538 million shares, 539 million shares in the year-to-date 2019 period, 540 million shares in the third quarter 2019 and full year 2019, and 542 million shares in 2020, which reflects the full impact of share dilution from the equity issuance in January 2018. Management uses non-GAAP financial measures such as Operating earnings (loss) and Operating earnings (loss) per share to evaluate the company’s performance and manage its operations and frequently references these non-GAAP financial measures in its decision-making, using them to facilitate historical and ongoing performance comparisons. Additionally, management uses Operating earnings (loss) per share by segment to further evaluate the company’s performance by segment and references this non-GAAP financial measure in its decision-making. Management believes that the non-GAAP financial measures of Operating earnings (loss), Operating earnings (loss) per share and Operating earnings (loss) per share by segment provide consistent and comparable measures of performance of its businesses on an ongoing basis. Management also believes that such measures are useful to shareholders and other interested parties to understand performance trends and evaluate the company against its peer group by presenting period-over-period operating results without the effect of certain charges or benefits that may not be consistent or comparable across periods or across the Company’s peer group. All of these non-GAAP financial measures are intended to complement, and are not considered as alternatives to, the most directly comparable GAAP financial measures. Also, the non-GAAP financial measures may not be comparable to similarly titled measures used by other entities. Pursuant to the requirements of Regulation G, FirstEnergy has provided, where possible without unreasonable effort, quantitative reconciliations within this presentation of the non-GAAP financial measures to the most directly comparable GAAP financial measures. 2 November 4, 2019

2019 Financial Summary 3Q 2019 Results ■ Reported GAAP earnings of $0.73 per basic share ($0.72 diluted) ■ Reported Operating (non-GAAP) earnings of $0.76 per share* – Exceeded the midpoint of 3Q earnings guidance range of $0.68 - $0.80 – Absence of the Ohio DMR fully offset by favorable weather-related load, the continued strong execution of our strategy, and O&M discipline 2019 Earnings Guidance ■ Updating 2019 GAAP earnings forecast to $405M - $1,020M, or $0.76 - $1.90 per share ■ Narrowing 2019 Operating (non-GAAP) earnings guidance to $2.50 - $2.60 per fully diluted share* – This reflects solid results year-to-date as well as the absence of the DMR in the second half of 2019 – Details provided on slide 55 of 3Q 2019 Investor FactBook * Refer to the Earnings Supplement to the Financial Community section for reconciliations between GAAP and Operating (non-GAAP) earnings 3 November 4, 2019

2020 & CAGR Guidance 2020 Earnings Guidance ■ Initiating 2020 Operating (non-GAAP) earnings guidance of $2.40 - $2.60 per share* – Details provided on slide 56 of 3Q 2019 Investor FactBook 2020 Guidance Ranges by Segment Regulated Distribution $2.13 – $2.27 In line with 6% - 8% Long-Term Regulated Transmission $0.85 – $0.89 Operating EPS CAGR* projection Corp / Other ($0.58) – ($0.56) FE Consolidated $2.40 – $2.60 2018-2021 CAGR ■ Affirming Operating (non-GAAP) EPS CAGR* projection of 6% - 8% from 2018 through 2021 * Refer to slide 2 for information on Non-GAAP Financial Matters 4 November 4, 2019

Business Updates PA LTIIP Filings ■ In late August, each of our four Pennsylvania utilities filed new Long-Term Infrastructure Improvement Plans, or LTIIPs, to invest $572M over the 2020 - 2024 period – Expect to recover costs associated with LTIIP through the DSIC rider – Expect PA PUC approval by the end of the year so work can begin in early 2020 TMI-2 Transfer ■ In October, signed an agreement to transfer the responsibility for decommissioning Three Mile Island Unit 2 to a subsidiary of EnergySolutions, LLC – This would remove any future nuclear decommissioning obligations from FirstEnergy, and further simplify our regulated focus – Includes transferring the plant, property, nuclear decommissioning trust and plant license, as well as the associated liabilities and responsibility for decommissioning – While the agreement is subject to certain regulatory approvals, we expect this transfer to take place in the second half of 2020 5 November 4, 2019

Business Updates (continued) Ohio Updates ■ Beginning to implement our 3-year, $516M Grid Modernization program – Projects are expected to help reduce the number and duration of power outages, and allow our customers to make more informed decisions about their energy usage – Order also fully resolved the impact of the Tax Cuts and Jobs Act, and we began implementing those tax savings for customers on September 1, 2019 ■ Later this month, expect to file plans with the PUCO to implement a decoupling mechanism – Decoupling breaks the link between utility revenue and the amount of electricity consumed by customers – Supports continued energy efficiency efforts, while ensuring that our utilities have adequate resources to continue providing safe and reliable power to our customers – After our filing, the commission will have 60 days to review and approve the application JCP&L Transmission Filing ■ On October 30, 2019, filed a plan with FERC to move our New Jersey transmission assets onto a forward-looking formula rate structure, effective January 1, 2020 – Plan supports Energizing the Future investments needs in New Jersey, including ~$175M in capital spending for 2020 – Expect an initial response from FERC by the end of December 2019 6 November 4, 2019

Business Updates (continued) FES Update ■ In mid-October, the bankruptcy court approved FES’s plan of reorganization – FES has stated that it plans to emerge by the end of 2019 New Disclosures ■ Plan to publish our new Corporate Responsibility Report and Strategic Plan on November 8, 2019 Corporate Responsibility Report Strategic Plan ■ Aligned with the five pillars of our mission statement ■ Using the foundation of our seven core values, the plan ■ Includes extensive detail on our initiatives – from reducing clearly articulates our vision for the next five years the environmental impact of our operations and upholding ■ Includes our approach to the rapid changes in our industry high standards for corporate governance, to advancing fueled by evolving customer expectations, emerging employee and public safety while building a diverse and technologies and a lower-carbon economy inclusive workplace. ■ Prepared to meet any challenge as we work together to ■ We plan to update the Corporate Responsibility Report deliver energy for a brighter future annually, in alignment with future annual reports 7 November 4, 2019

3Q 2019 Earnings Results

Quarter-over-Quarter (Basic EPS / Operating EPS*)

3Q19 vs. 3Q18 EPS Variance	(GAAP) Basic EPS	(Non-GAAP) Operating EPS*
Regulated Distribution	($0.14)	($0.09)
Regulated Transmission	$0.01	$0.02
Corporate / Other	$1.88	$0.03
FE Consolidated	**$1.75**	**($0.04)**

3Q Results

- Continue to present all operating results and projections on a fully diluted basis
  - As of August 1, 2019, all of the outstanding preferred stock shares were converted to common stock
- Reported 3Q 2019 GAAP earnings of $0.73 per basic share ($0.72 diluted)
  - Results include the impact of full dilution and the impact from the exit of competitive generation, including the bankruptcy settlement agreement with FES in 3Q 2018
  - 3Q 2018 results also include the impact of regulatory charges
  - Reported 3Q 2019 Operating (non-GAAP) earnings* of $0.76 per share
- Regulated Distribution ($0.14) / ($0.09)
  - Results primarily due to lower weather-related usage and the absence of earnings contribution from the Ohio DMR
  - Weather-adjusted load trends:

Residential +0.1%	Load remains in line with our forecast, with bright spots including stable residential usage and modest growth in the number of residential and commercial customers
Commercial (2.9%)	
Industrial (1.0%)	

  - Special items – include the impact from the exit of competitive generation, regulatory charges, and full dilution
- Regulated Transmission: +$0.01 / +$0.02
  - Favorable results primarily due to higher rate base from continued investments in Energizing the Future
  - Special items – include the impact of full dilution
- Corporate / Other: +$1.88 / +$0.03
  - Favorable results due to lower expenses
  - Special items – include the impact from the exit of competitive generation and the impact of full dilution

Per share amounts for the special items and earnings drivers above and throughout this report are based on the after-tax effect of each item divided by the number of shares outstanding for the period assuming full impact of dilution from the $2.5 billion equity issuance in January 2018. The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount if deductible/taxable. The income tax rates range from 21% to 29% in the third quarter of 2019 and 2018

* Refer to the Earnings Supplement to the Financial Community section for reconciliations between GAAP and Operating (non-GAAP) earnings

8 November 4, 2019 FIRSTENERGY

Financial Updates Pension/OPEB Update ■ It’s our custom to provide an estimate of the annual Pension/OPEB mark-to-market adjustment (non-cash) along with our 3Q call – Estimate the after-tax adjustment to be in the range of $400M – $1B; based on: – Discount rate of approximately 3.00% to 3.50% – Actual return on plan assets through September 30, 2019 – Final adjustment will be determined by the discount rate and asset returns at year-end ■ Return on assets currently stand at 17+% year-to-date; if this hold through the end of the year, we would expect our 2022 funding requirements to decrease by ~$140M ■ Pension funded status has slightly improved; 78% vs. 77% at year-end 2018 Additional Updates ■ In September, extended FE Corp. term loans and now have a $1B, 1-year facility and a $750M, 2-year facility – Will evaluate refinancing some or all of these facilities into the capital markets sometime next year ■ Met with the rating agencies earlier this quarter to review our progress on our goals as a fully regulated company with an improved risk profile – Expect all three agencies to provide normal-course updates on our entities – possibly as soon as EEI 9 November 4, 2019

Earnings Supplement to the Financial Community TABLE OF CONTENTS (Slide) 11. 3Q Earnings Summary and Reconciliation 12. YTD Earnings Summary and Reconciliation 13. 3Q Earnings Drivers by Segment 14. Special Items Descriptions 15. 3Q 2019 Earnings Results 16. 3Q 2018 Earnings Results 17. Quarter-over-Quarter Earnings Comparison 18. YTD 2019 Earnings Results 19. YTD 2018 Earnings Results 20. Year-over-Year Earnings Comparison 21. 2019F GAAP to Operating (Non-GAAP) Earnings Reconciliation 22. Forward-Looking Statements Irene M. Prezelj, Vice President Gina E. Caskey, Senior Advisor Jake M. Mackin, Consultant prezelji@firstenergycorp.com caskeyg@firstenergycorp.com mackinj@firstenergycorp.com 330.384.3859 330.761.4185 330.384.4829 10 November 4, 2019

Quarterly Summary

	3Q 2019	3Q 2018	Change
GAAP Earnings (Loss) Per Basic Share	**$0.73**	**$(1.02)**	**$1.75**
Special Items	$0.03	$1.82	$(1.79)
Operating (Non-GAAP) Earnings Per Share	**$0.76**	**$0.80**	**$(0.04)**

Quarterly Reconciliation

EPS Variance Analysis (in millions, except per share amounts)	Regulated Distribution	Regulated Transmission	Corporate / Other	FirstEnergy Corp. Consolidated
3Q 2018 Net Income (Loss) attributable to Common Stockholders (GAAP)	**$416**	**$99**	**$(1,027)**	**$(512)**
3Q 2018 Basic Earnings (Loss) Per Share (avg. shares outstanding 503M)	**$0.83**	**$0.20**	**$(2.05)**	**$(1.02)**
Special Items - 2018				
Impact of full dilution	(0.05)	(0.01)	0.24	0.18
Regulatory charges	(0.05)	—	—	(0.05)
Exit of competitive generation	0.05	—	1.64	1.69
Total Special Items - 3Q 2018	(0.05)	(0.01)	1.88	1.82
3Q 2018 Operating Earnings (Loss) Per Share - Non-GAAP (538M fully diluted shares)	**$0.78**	**$0.19**	**$(0.17)**	**$0.80**
Distribution Deliveries	(0.02)	—	—	(0.02)
Absence of Ohio DMR	(0.06)	—	—	(0.06)
Transmission Margin	—	0.02	—	0.02
Net Operating and Miscellaneous Expenses	(0.03)	—	0.03	—
Depreciation	(0.01)	—	—	(0.01)
Net Financing Costs	0.01	(0.01)	—	—
Effective Tax Rate	0.02	0.01	—	0.03
3Q 2019 Operating Earnings (Loss) Per Share - Non-GAAP (540M fully diluted shares)	**$0.69**	**$0.21**	**$(0.14)**	**$0.76**
Special Items - 2019				
Exit of competitive generation	—	—	(0.03)	(0.03)
Total Special Items - 3Q 2019	—	—	(0.03)	(0.03)
3Q 2019 Basic Earnings (Loss) Per Share (avg. shares outstanding 538M)	**$0.69**	**$0.21**	**$(0.17)**	**$0.73**
3Q 2019 Net Income (Loss) attributable to Common Stockholders (GAAP)	**$370**	**$113**	**$(92)**	**$391**

Per share amounts for the special items and earnings drivers above and throughout this report are based on the after-tax effect of each item divided by the number of shares outstanding for the period assuming full impact of dilution from the $2.5 billion equity issuance in January 2018. The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount if deductible/taxable. The income tax rates range from 21% to 29% in the third quarter of 2019 and 2018.

Note: Refer to slide 2 for information on Non-GAAP Financial Matters.

11 November 4, 2019

FIRSTENERGY

Year-to-Date Summary

	2019	2018	Change
GAAP Earnings Per Basic Share	**$1.90**	**$1.76**	**$0.14**
Special Items	$0.14	$0.33	$(0.19)
Operating (Non-GAAP) Earnings Per Share	**$2.04**	**$2.09**	**$(0.05)**

Year-to-Date Reconciliation

EPS Variance Analysis
(in millions, except per share amounts)

	Regulated Distribution	Regulated Transmission	Corporate / Other	FirstEnergy Corp. Consolidated
2018 Net Income attributable to Common Stockholders (GAAP)	**$1,115**	**$302**	**$(564)**	**$853**
2018 Basic Earnings Per Share (avg. shares outstanding 485M)	**$2.30**	**$0.62**	**$(1.16)**	**$1.76**
Special Items - 2018				
Impact of full dilution	(0.23)	(0.06)	0.78	0.49
Regulatory charges	(0.21)	—	—	(0.21)
Tax reform	0.02	—	—	0.02
Debt redemption costs	—	—	0.21	0.21
Exit of competitive generation	0.05	—	(0.23)	(0.18)
Total Special Items - 2018	(0.37)	(0.06)	0.76	0.33
2018 Operating Earnings (Loss) Per Share - Non-GAAP (538M fully diluted shares)	**$1.93**	**$0.56**	**$(0.40)**	**$2.09**
Distribution Deliveries	(0.08)	—	—	(0.08)
Absence of Ohio DMR (2nd Half 2019)	(0.06)	—	—	(0.06)
Transmission Margin	—	0.06	—	0.06
Net Operating and Miscellaneous Expenses	—	(0.01)	0.05	0.04
Absence of Ohio AER Ruling	(0.03)	—	—	(0.03)
Depreciation	(0.04)	—	—	(0.04)
Net Financing Costs	0.03	(0.02)	(0.02)	(0.01)
Absence of Pleasants Commodity Margin	—	—	(0.03)	(0.03)
Effective Tax Rate	0.04	0.02	0.03	0.09
Other	—	0.01	—	0.01
2019 Operating Earnings (Loss) Per Share - Non-GAAP (539M fully diluted shares)	**$1.79**	**$0.62**	**$(0.37)**	**$2.04**
Special Items - 2019				
Impact of full dilution	0.02	0.01	(0.02)	0.01
Regulatory charges	0.01	—	—	0.01
Exit of competitive generation	(0.02)	—	(0.14)	(0.16)
Total Special Items - 2019	0.01	0.01	(0.16)	(0.14)
2019 Basic Earnings (Loss) Per Share (avg. shares outstanding 533M)	**$1.80**	**$0.63**	**$(0.53)**	**$1.90**
2019 Net Income (Loss) attributable to Common Stockholders (GAAP)	**$957**	**$333**	**$(274)**	**$1,016**

Per share amounts for the special items and earnings drivers above and throughout this report are based on the after-tax effect of each item divided by the number of shares outstanding for the period assuming full impact of dilution from the $2.5 billion equity issuance in January 2018. The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount if deductible/taxable. The income tax rates range from 21% to 29% in year-to-date 2019 and 2018.

Note: Refer to slide 2 for information on Non-GAAP Financial Matters.

12 November 4, 2019 FIRSTENERGY

Earnings Drivers: 3Q 2019 vs. 3Q 2018 Regulated Distribution (RD) ▪ Distribution Deliveries: Total distribution deliveries decreased earnings $0.02 per share primarily due to weather-related usage, partially offset by incremental rider revenues in Ohio and Pennsylvania. Q-o-Q Weather-Adjusted Distribution Deliveries Q-o-Q Actual Distribution Deliveries 0.1% (2.2)% (1.0)% (2.2)% (1.0)% (1.1)% (3.8)% (2.9)% Residential Commercial Industrial Total Residential Commercial Industrial Total ▪ Absence of Ohio DMR: Absence of earnings contribution from the Ohio Distribution Modernization Rider (DMR), which ended on July 2, 2019, decreased earnings $0.06 per share. ▪ Net Operating and Miscellaneous Expenses: Higher O&M and miscellaneous expenses decreased earnings $0.03 per share. ▪ Depreciation: Higher depreciation expense decreased earnings $0.01 per share, primarily due to a higher asset base. ▪ Net Financing Costs: Lower net financing costs increased earnings $0.01 per share, due to lower interest expense as a result of various debt maturities and refinancings at lower rates and higher capitalized financing costs. ▪ Effective Tax Rate: Lower segment effective tax rate increased earnings $0.02 per share. ▪ Special Items: In the third quarter of 2019 and 2018, special items totaled $0.00 per share and ($0.05) per share, respectively. Regulated Transmission (RT) ▪ Transmission Margin: Higher transmission margin increased earnings $0.02 per share, primarily due to higher rate base at Mid-Atlantic Interstate Transmission, LLC (MAIT) and American Transmission Systems, Incorporated (ATSI). ▪ Net Financing Costs: Higher long-term debt decreased earnings $0.01 per share. ▪ Effective Tax Rate: Lower segment effective tax rate increased earnings $0.01 per share. ▪ Special Items: In the third quarter of 2019 and 2018, special items were $0.00 per share and ($0.01) per share, respectively. Corporate / Other (Corp) ▪ Net Operating and Miscellaneous Expenses: Lower expenses increased results $0.03 per share. ▪ Special Items: In the third quarter of 2019 and 2018, special items totaled $0.03 per share and $1.88 per share, respectively. 13 November 4, 2019

Special Items Descriptions ▪ Regulatory charges: Primarily reflects the impact of regulatory agreements or orders requiring certain commitments and/or disallowing the recoverability of costs, net of related credits. ▪ Tax reform: Primarily reflects charges and credits resulting from the Tax Cuts and Jobs Act. ▪ Debt redemption costs: Primarily reflects costs associated with the redemption and early retirement of debt. ▪ Exit of competitive generation: Primarily reflects charges or credits resulting from the exit of competitive operations and impairments of certain non-core assets, including the impact of deconsolidating FES, its subsidiaries and FENOC, following their voluntary petitions for bankruptcy protection on March 31, 2018. ▪ Mark-to-market adjustments - Pension/OPEB actuarial assumptions: Reflects the change in fair value of plan assets and net actuarial gains and losses associated with the company's pension and other postemployment benefit plans. ▪ Impact of full dilution: Represents the dilutive impact of increasing weighted average shares outstanding to reflect the full impact of share dilution from the $2.5 billion equity issuance in January 2018, including preferred dividends and conversion of preferred stock to common shares. ▪ In the Corp segment, this includes the addback of preferred share dividends and undistributed earnings to preferred shareholders of $7 million and $61 million in the first nine months of 2019 and 2018, respectively, and non-cash deemed dividends for the amortization of the beneficial conversion feature of $296 million in the first nine months of 2018. These amounts are considered a deduction to arrive at Net Income attributable to Common Stockholders under GAAP, and are added back to the calculation of Operating (Non- GAAP) earnings given the assumption that all preferred stock is converted. Note: Special items represent charges incurred or benefits realized, including share dilution, that management believes are not indicative of, or may obscure trends useful in evaluating the company’s ongoing core activities and results of operations or otherwise warrant separate classification. Special items are not necessarily non-recurring. 14 November 4, 2019

3rd Quarter 2019

	(in millions, except for per share amounts)	GAAP				Special Items				Operating (Non-GAAP)			
		RD	RT	Corp	FE	RD	RT	Corp	FE	RD	RT	Corp	FE
(1)	Electric sales	$ 2,571	$ 371	$ (33)	$ 2,909	$ —	$ —	$ —	$ —	$ 2,571	$ 371	$ (33)	$ 2,909
(2)	Other	65	4	(15)	54	—	—	—	—	65	4	(15)	54
(3)	Total Revenues	2,636	375	(48)	2,963	—	—	—	—	2,636	375	(48)	2,963
(4)	Fuel	122	—	—	122	—	—	—	—	122	—	—	122
(5)	Purchased power	794	—	4	798	—	—	—	—	794	—	4	798
(6)	Other operating expenses	715	75	(32)	758	—	—	(26) (a)	(26)	715	75	(58)	732
(7)	Provision for depreciation	215	71	18	304	—	—	—	—	215	71	18	304
(8)	Amortization of regulatory assets, net	42	1	—	43	—	—	—	—	42	1	—	43
(9)	General taxes	197	53	7	257	—	—	—	—	197	53	7	257
(10)	Total Operating Expenses	2,085	200	(3)	2,282	—	—	(26)	(26)	2,085	200	(29)	2,256
(11)	Operating Income (Loss)	551	175	(45)	681	—	—	26	26	551	175	(19)	707
(12)	Miscellaneous income, net	36	4	17	57	—	—	—	—	36	4	17	57
(13)	Interest expense	(124)	(49)	(88)	(261)	—	—	—	—	(124)	(49)	(88)	(261)
(14)	Capitalized financing costs	10	9	—	19	—	—	—	—	10	9	—	19
(15)	Total Other Expense	(78)	(36)	(71)	(185)	—	—	—	—	(78)	(36)	(71)	(185)
(16)	Income (Loss) Before Income Taxes	473	139	(116)	496	—	—	26	26	473	139	(90)	522
(17)	Income taxes (benefits)	103	26	(22)	107	—	—	5 (a)	5	103	26	(17)	112
(18)	Income (Loss) From Continuing Operations	370	113	(94)	389	—	—	21	21	370	113	(73)	410
(19)	Discontinued operations, net of tax	—	—	2	2	—	—	(2) (a)	(2)	—	—	—	—
(20)	Net Income (Loss)	370	113	(92)	391	—	—	19	19	370	113	(73)	410
(21)	Income Allocated to Preferred Stockholders	—	—	—	—	—	—	—	—	—	—	—	—
(22)	Net Income (Loss) Attributable to Common	$ 370	$ 113	$ (92)	$ 391	$ —	$ —	$ 19	$ 19	$ 370	$ 113	$ (73)	$ 410
(23)	Average Shares Outstanding		538				540				540		
(24)	Earnings (Loss) per Share	$ 0.69	$ 0.21	$ (0.17)	$ 0.73	$ —	$ —	$ 0.03	$ 0.03	$ 0.69	$ 0.21	$ (0.14)	$ 0.76

Special Items (after-tax impact):	RD	RT	Corp	FE
(a) Exit of competitive generation	$ —	$ —	$ 19	$ 19
Impact to Earnings	$ —	$ —	$ 19	$ 19

15 November 4, 2019

FIRSTENERGY

3rd Quarter 2018

	(in millions, except for per share amounts)	GAAP				Special Items				Operating (Non-GAAP)			
		RD	RT	Corp	FE	RD	RT	Corp	FE	RD	RT	Corp	FE
(1)	Electric sales	$ 2,698	$ 341	$ (30)	$ 3,009	$ —	$ —	$ —	$ —	$ 2,698	$ 341	$ (30)	$ 3,009
(2)	Other	68	5	(18)	55	—	—	—	—	68	5	(18)	55
(3)	Total Revenues	2,766	346	(48)	3,064	—	—	—	—	2,766	346	(48)	3,064
(4)	Fuel	137	—	—	137	—	—	—	—	137	—	—	137
(5)	Purchased power	873	—	3	876	—	—	—	—	873	—	3	876
(6)	Other operating expenses	663	68	8	739	15 (a) (b)	—	(80) (b)	(65)	678	68	(72)	674
(7)	Provision for depreciation	202	64	17	283	—	—	—	—	202	64	17	283
(8)	Deferral of regulatory assets, net	65	2	—	67	—	—	—	—	65	2	—	67
(9)	General taxes	197	49	6	252	—	—	—	—	197	49	6	252
(10)	Total Operating Expenses	2,137	183	34	2,354	15	—	(80)	(65)	2,152	183	(46)	2,289
(11)	Operating Income (Loss)	629	163	(82)	710	(15)	—	80	65	614	163	(2)	775
(12)	Miscellaneous income, net	34	4	11	49	20 (a) (b)	—	(23) (b)	(3)	54	4	(12)	46
(13)	Interest expense	(127)	(43)	(85)	(255)	—	—	—	—	(127)	(43)	(85)	(255)
(14)	Capitalized financing costs	6	9	1	16	—	—	—	—	6	9	1	16
(15)	Total Other Expense	(87)	(30)	(73)	(190)	20	—	(23)	(3)	(67)	(30)	(96)	(193)
(16)	Income (Loss) Before Income Taxes (Benefits)	542	133	(155)	520	5	—	57	62	547	133	(98)	582
(17)	Income taxes (benefits)	126	34	(39)	121	3 (a) (b)	—	18 (b) (c)	21	129	34	(21)	142
(18)	Income (Loss) From Continuing Operations	416	99	(116)	399	2	—	39	41	418	99	(77)	440
(19)	Discontinued operations, net of tax	—	—	(857)	(857)	—	—	845 (b)	845	—	—	(12)	(12)
(20)	Net Income (Loss)	416	99	(973)	(458)	2	—	884	886	418	99	(89)	428
(21)	Income Allocated to Preferred Stockholders	—	—	54	54	—	—	(54) (d)	(54)	—	—	—	—
(22)	Net Income (Loss) Attributable to Common	$ 416	$ 99	$(1,027)	$ (512)	$ 2	$ —	$ 938	$ 940	$ 418	$ 99	$ (89)	$ 428
(23)	Average Shares Outstanding		503				538				538		
(24)	Earnings (Loss) per Share	$ 0.83	$ 0.20	$ (2.05)	$ (1.02)	$ (0.05)	$ (0.01)	$ 1.88	$ 1.82	$ 0.78	$ 0.19	$ (0.17)	$ 0.80

Special Items (after-tax impact):	RD	RT	Corp	FE
(a) Regulatory charges	$ (23)	$ —	$ —	$ (23)
(b) Exit of competitive generation	25	—	883	908
(c) Tax reform	—	—	1	1
(d) Impact of full dilution	—	—	54	54
Impact to Earnings	$ 2	$ —	$ 938	$ 940

16 November 4, 2019 FIRSTENERGY

3rd Quarter 2019 vs 3rd Quarter 2018

GAAP

	(in millions, except for per share amounts)	RD	RT	Corp	FE
(1)	Electric sales	$ (127)	$ 30	$ (3)	$ (100)
(2)	Other	(3)	(1)	3	(1)
(3)	Total Revenues	(130)	29	—	(101)
(4)	Fuel	(15)	—	—	(15)
(5)	Purchased power	(79)	—	1	(78)
(6)	Other operating expenses	52	7	(40)	19
(7)	Provision for depreciation	13	7	1	21
(8)	Amortization of regulatory assets, net	(23)	(1)	—	(24)
(9)	General taxes	—	4	1	5
(10)	Total Operating Expenses	(52)	17	(37)	(72)
(11)	Operating Income (Loss)	(78)	12	37	(29)
(12)	Miscellaneous income, net	2	—	6	8
(13)	Interest expense	3	(6)	(3)	(6)
(14)	Capitalized financing costs	4	—	(1)	3
(15)	Total Other Expense	9	(6)	2	5
(16)	Income (Loss) Before Income Taxes	(69)	6	39	(24)
(17)	Income taxes (benefits)	(23)	(8)	17	(14)
(18)	Income (Loss) From Continuing Operations	(46)	14	22	(10)
(19)	Discontinued operations, net of tax	—	—	859	859
(20)	Net Income (Loss)	(46)	14	881	849
(21)	Income Allocated to Preferred Stockholders	—	—	(54)	(54)
(22)	Net Income (Loss) Attributable to Common	$ (46)	$ 14	$ 935	$ 903
(23)	Average Shares Outstanding		35		
(24)	Earnings (Loss) per Share	$ (0.14)	$ 0.01	$ 1.88	$ 1.75

Special Items

	(in millions, except for per share amounts)	RD	RT	Corp	FE
(1)	Electric sales	$ —	$ —	$ —	$ —
(2)	Other	—	—	—	—
(3)	Total Revenues	—	—	—	—
(4)	Fuel	—	—	—	—
(5)	Purchased power	—	—	—	—
(6)	Other operating expenses	(15)	—	54	39
(7)	Provision for depreciation	—	—	—	—
(8)	Amortization of regulatory assets, net	—	—	—	—
(9)	General taxes	—	—	—	—
(10)	Total Operating Expenses	(15)	—	54	39
(11)	Operating Income (Loss)	15	—	(54)	(39)
(12)	Miscellaneous income, net	(20)	—	23	3
(13)	Interest expense	—	—	—	—
(14)	Capitalized financing costs	—	—	—	—
(15)	Total Other Expense	(20)	—	23	3
(16)	Income (Loss) Before Income Taxes	(5)	—	(31)	(36)
(17)	Income taxes (benefits)	(3)	—	(13)	(16)
(18)	Income (Loss) From Continuing Operations	(2)	—	(18)	(20)
(19)	Discontinued operations, net of tax	—	—	(847)	(847)
(20)	Net Income (Loss)	(2)	—	(865)	(867)
(21)	Income Allocated to Preferred Stockholders	—	—	54	54
(22)	Net Income (Loss) Attributable to Common	$ (2)	$ —	$ (919)	$ (921)
(23)	Average Shares Outstanding		2		
(24)	Earnings (Loss) per Share	$ 0.05	$ 0.01	$ (1.85)	$ (1.79)

Operating (Non-GAAP)

	(in millions, except for per share amounts)	RD	RT	Corp	FE
(1)	Electric sales	$ (127)	$ 30	$ (3)	$ (100)
(2)	Other	(3)	(1)	3	(1)
(3)	Total Revenues	(130)	29	—	(101)
(4)	Fuel	(15)	—	—	(15)
(5)	Purchased power	(79)	—	1	(78)
(6)	Other operating expenses	37	7	14	58
(7)	Provision for depreciation	13	7	1	21
(8)	Amortization of regulatory assets, net	(23)	(1)	—	(24)
(9)	General taxes	—	4	1	5
(10)	Total Operating Expenses	(67)	17	17	(33)
(11)	Operating Income (Loss)	(63)	12	(17)	(68)
(12)	Miscellaneous income, net	(18)	—	29	11
(13)	Interest expense	3	(6)	(3)	(6)
(14)	Capitalized financing costs	4	—	(1)	3
(15)	Total Other Expense	(11)	(6)	25	8
(16)	Income (Loss) Before Income Taxes	(74)	6	8	(60)
(17)	Income taxes (benefits)	(26)	(8)	4	(30)
(18)	Income (Loss) From Continuing Operations	(48)	14	4	(30)
(19)	Discontinued operations, net of tax	—	—	12	12
(20)	Net Income (Loss)	(48)	14	16	(18)
(21)	Income Allocated to Preferred Stockholders	—	—	—	—
(22)	Net Income (Loss) Attributable to Common	$ (48)	$ 14	$ 16	$ (18)
(23)	Average Shares Outstanding		2		
(24)	Earnings (Loss) per Share	$ (0.09)	$ 0.02	$ 0.03	$ (0.04)

17 November 4, 2019

FIRSTENERGY

YTD September 2019

	(in millions, except for per share amounts)	GAAP				Special Items				Operating (Non-GAAP)			
		RD	RT	Corp	FE	RD	RT	Corp	FE	RD	RT	Corp	FE
(1)	Electric sales	$ 7,214	$ 1,090	$ (96)	$ 8,208	$ —	$ —	$ —	$ —	$ 7,214	$ 1,090	$ (96)	$ 8,208
(2)	Other	187	13	(46)	154	—	—	—	—	187	13	(46)	154
(3)	Total Revenues	7,401	1,103	(142)	8,362	—	—	—	—	7,401	1,103	(142)	8,362
(4)	Fuel	382	—	—	382	—	—	—	—	382	—	—	382
(5)	Purchased power	2,177	—	13	2,190	—	—	—	—	2,177	—	13	2,190
(6)	Other operating expenses	2,116	205	(178)	2,143	(15) (a) (b)	—	(3) (b)	(18)	2,101	205	(181)	2,125
(7)	Provision for depreciation	644	211	55	910	—	—	—	—	644	211	55	910
(8)	Amortization of regulatory assets, net	79	6	—	85	8 (a)	—	—	8	87	6	—	93
(9)	General taxes	572	156	29	757	—	—	(2) (b)	(2)	572	156	27	755
(10)	Total Operating Expenses	5,970	578	(81)	6,467	(7)	—	(5)	(12)	5,963	578	(86)	6,455
(11)	Operating Income (Loss)	1,431	525	(61)	1,895	7	—	5	12	1,438	525	(56)	1,907
(12)	Miscellaneous income, net	128	12	51	191	2 (b)	—	2 (b)	4	130	12	53	195
(13)	Interest expense	(370)	(142)	(261)	(773)	—	—	—	—	(370)	(142)	(261)	(773)
(14)	Capitalized financing costs	27	25	1	53	—	—	—	—	27	25	1	53
(15)	Total Other Expense	(215)	(105)	(209)	(529)	2	—	2	4	(213)	(105)	(207)	(525)
(16)	Income (Loss) Before Income Taxes	1,216	420	(270)	1,366	9	—	7	16	1,225	420	(263)	1,382
(17)	Income taxes (benefits)	259	87	(65)	281	3 (a) (b)	—	1 (b)	4	262	87	(64)	285
(18)	Income (Loss) From Continuing Operations	957	333	(205)	1,085	6	—	6	12	963	333	(199)	1,097
(19)	Discontinued operations, net of tax	—	—	(62)	(62)	—	—	62 (b)	62	—	—	—	—
(20)	Net Income (Loss)	957	333	(267)	1,023	6	—	68	74	963	333	(199)	1,097
(21)	Income Allocated to Preferred Stockholders	—	—	7	7	—	—	(7) (c)	(7)	—	—	—	—
(22)	Net Income (Loss) Attributable to Common	$ 957	$ 333	$ (274)	$ 1,016	$ 6	$ —	$ 75	$ 81	$ 963	$ 333	$ (199)	$ 1,097
(23)	Average Shares Outstanding	533				539				539			
(24)	Earnings (Loss) per Share	$ 1.80	$ 0.63	$ (0.53)	$ 1.90	$ (0.01)	$ (0.01)	$ 0.16	$ 0.14	$ 1.79	$ 0.62	$ (0.37)	$ 2.04

Special Items (after-tax impact):	RD	RT	Corp	FE
(a) Regulatory charges	$ (6)	$ —	$ —	$ (6)
(b) Exit of competitive generation	12	—	68	80
(c) Impact of full dilution	—	—	7	7
Impact to Earnings	$ 6	$ —	$ 75	$ 81

18 November 4, 2019

FIRSTENERGY

YTD September 2018

	(in millions, except for per share amounts)	GAAP				Special Items				Operating (Non-GAAP)			
		RD	RT	Corp	FE	RD	RT	Corp	FE	RD	RT	Corp	FE
(1)	Electric sales	$ 7,497	$ 996	$ (107)	$ 8,386	$ —	$ —	$ —	$ —	$ 7,497	$ 996	$ (107)	$ 8,386
(2)	Other	197	14	(46)	165	—	—	—	—	197	14	(46)	165
(3)	Total Revenues	7,694	1,010	(153)	8,551	—	—	—	—	7,694	1,010	(153)	8,551
(4)	Fuel	404	—	—	404	—	—	—	—	404	—	—	404
(5)	Purchased power	2,391	—	2	2,393	—	—	—	—	2,391	—	2	2,393
(6)	Other operating expenses	2,227	182	(46)	2,363	78 (a)	—	(165) (b)	(87)	2,305	182	(211)	2,276
(7)	Provision for depreciation	598	187	58	843	—	—	—	—	598	187	58	843
(8)	Amortization (deferral) of regulatory assets, net	(194)	6	—	(188)	52 (a)	—	—	52	(142)	6	—	(136)
(9)	General taxes	576	144	26	746	—	—	—	—	576	144	26	746
(10)	Total Operating Expenses	6,002	519	40	6,561	130	—	(165)	(35)	6,132	519	(125)	6,526
(11)	Operating Income (Loss)	1,692	491	(193)	1,990	(130)	—	165	35	1,562	491	(28)	2,025
(12)	Miscellaneous income, net	146	11	7	164	20 (b)	—	(24) (b)	(4)	166	11	(17)	160
(13)	Interest expense	(384)	(124)	(350)	(858)	—	—	106 (b)	106	(384)	(124)	(244)	(752)
(14)	Capitalized financing costs	18	28	1	47	—	—	—	—	18	28	1	47
(15)	Total Other Expense	(220)	(85)	(342)	(647)	20	—	82	102	(200)	(85)	(260)	(545)
(16)	Income (Loss) Before Income Taxes (Benefits)	1,472	406	(535)	1,343	(110)	—	247	137	1,362	406	(288)	1,480
(17)	Income taxes (benefits)	357	104	(6)	455	(35) (a) (c)	—	(87) (b) (c)	(122)	322	104	(93)	333
(18)	Income (Loss) From Continuing Operations	1,115	302	(529)	888	(75)	—	334	259	1,040	302	(195)	1,147
(19)	Discontinued operations, net of tax	—	—	322	322	—	—	(347) (b)	(347)	—	—	(25)	(25)
(20)	Net Income (Loss)	1,115	302	(207)	1,210	(75)	—	(13)	(88)	1,040	302	(220)	1,122
(21)	Income Allocated to Preferred Stockholders	—	—	357	357	—	—	(357) (d)	(357)	—	—	—	—
(22)	Net Income (Loss) Attributable to Common	$ 1,115	$ 302	$ (564)	$ 853	$ (75)	$ —	$ 344	$ 269	$ 1,040	$ 302	$ (220)	$ 1,122
(23)	Average Shares Outstanding	485				538				538			
(24)	Earnings (Loss) per Share	$ 2.30	$ 0.62	$ (1.16)	$ 1.76	$ (0.37)	$ (0.06)	$ 0.76	$ 0.33	$ 1.93	$ 0.56	$ (0.40)	$ 2.09

Special Items (after-tax impact):	RD	RT	Corp	FE
(a) Regulatory charges	$ (112)	$ —	$ —	$ (112)
(b) Exit of competitive generation	25	—	(14)	11
(c) Tax reform	12	—	1	13
(d) Impact of full dilution	—	—	357	357
Impact to Earnings	$ (75)	$ —	$ 344	$ 269

19 November 4, 2019

FIRSTENERGY

YTD September 2019 vs YTD September 2018

	(in millions, except for per share amounts)	GAAP				Special Items				Operating (Non-GAAP)			
		RD	RT	Corp	FE	RD	RT	Corp	FE	RD	RT	Corp	FE
(1)	Electric sales	$ (283)	$ 94	$ 11	$ (178)	$ —	$ —	$ —	$ —	$ (283)	$ 94	$ 11	$ (178)
(2)	Other	(10)	(1)	—	(11)	—	—	—	—	(10)	(1)	—	(11)
(3)	Total Revenues	(293)	93	11	(189)	—	—	—	—	(293)	93	11	(189)
(4)	Fuel	(22)	—	—	(22)	—	—	—	—	(22)	—	—	(22)
(5)	Purchased power	(214)	—	11	(203)	—	—	—	—	(214)	—	11	(203)
(6)	Other operating expenses	(111)	23	(132)	(220)	(93)	—	162	69	(204)	23	30	(151)
(7)	Provision for depreciation	46	24	(3)	67	—	—	—	—	46	24	(3)	67
(8)	Amortization of regulatory assets, net	273	—	—	273	(44)	—	—	(44)	229	—	—	229
(9)	General taxes	(4)	12	3	11	—	—	(2)	(2)	(4)	12	1	9
(10)	Total Operating Expenses	(32)	59	(121)	(94)	(137)	—	160	23	(169)	59	39	(71)
(11)	Operating Income (Loss)	(261)	34	132	(95)	137	—	(160)	(23)	(124)	34	(28)	(118)
(12)	Miscellaneous income, net	(18)	1	44	27	(18)	—	26	8	(36)	1	70	35
(13)	Interest expense	14	(18)	89	85	—	—	(106)	(106)	14	(18)	(17)	(21)
(14)	Capitalized financing costs	9	(3)	—	6	—	—	—	—	9	(3)	—	6
(15)	Total Other Expense	5	(20)	133	118	(18)	—	(80)	(98)	(13)	(20)	53	20
(16)	Income (Loss) Before Income Taxes	(256)	14	265	23	119	—	(240)	(121)	(137)	14	25	(98)
(17)	Income taxes (benefits)	(98)	(17)	(59)	(174)	38	—	88	126	(60)	(17)	29	(48)
(18)	Income (Loss) From Continuing Operations	(158)	31	324	197	81	—	(328)	(247)	(77)	31	(4)	(50)
(19)	Discontinued operations, net of tax	—	—	(384)	(384)	—	—	409	409	—	—	25	25
(20)	Net Income (Loss)	(158)	31	(60)	(187)	81	—	81	162	(77)	31	21	(25)
(21)	Income Allocated to Preferred Stockholders	—	—	(350)	(350)	—	—	350	350	—	—	—	—
(22)	Net Income (Loss) Attributable to Common	$ (158)	$ 31	$ 290	$ 163	$ 81	$ —	$ (269)	$ (188)	$ (77)	$ 31	$ 21	$ (25)
(23)	Average Shares Outstanding		48					1				1	
(24)	Earnings (Loss) per Share	$ (0.50)	$ 0.01	$ 0.63	$ 0.14	$ 0.36	$ 0.05	$ (0.60)	$ (0.19)	$ (0.14)	$ 0.06	$ 0.03	$ (0.05)

20 November 4, 2019 FIRSTENERGY

2019F GAAP to Operating (Non-GAAP) Earnings[1] Reconciliation

(In $M, except per share amounts)	2019 Forecast RD	RT	Corp	FE
2019F Net Income (Loss) attributable to Common Stockholders (GAAP)	$720 - $1,085	$455 - $460	($770) - ($525)	$405 - $1,020
2019F Earnings (Loss) Per Share	$1.35 - $2.03	$0.85 - $0.86	($1.44) - ($0.99)	$0.76 - $1.90
Excluding Special Items:				
Impact of full dilution	(0.04)	(0.02)	0.04	(0.02)
Mark-to-market adjustments - Pension/OPEB actuarial assumptions	1.01 - 0.40	-	0.73 - 0.30	1.74 - 0.70
Regulatory charges	(0.14)	-	-	(0.14)
Exit of competitive generation	0.02	-	0.14	0.16
Total Special Items	$0.85 - $0.24	$(0.02)	$0.91 - $0.48	$1.74 - $0.70
2019F Operating Earnings (Loss) Per Share - Non-GAAP (540M fully diluted shares)	$2.20 - $2.27	$0.83 - $0.84	($0.53) - ($0.51)	$2.50 - $2.60

[1] Operating earnings exclude special items as described in the reconciliation table above and is a non-GAAP financial measure.

Per share amounts for the special items above are based on the after-tax effect of each item divided by the number of shares outstanding for the period assuming full impact of dilution from the $2.5B equity issuance in January 2018 (540M fully diluted shares). The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount if deductible/taxable. The income tax rates range from 21% to 29%. 2019F Earnings (Loss) Per Share is based on 535M shares and 2019F Operating Earnings (Loss) Per Share - Non-GAAP are based on 540M shares.

21 November 4, 2019 FIRSTENERGY

Forward-Looking Statements Forward-Looking Statements: This presentation includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on information currently available to management. Unless the context requires otherwise, as used herein, references to “we”, “us”, “our”, and “FirstEnergy” refer to FirstEnergy Corp. Forward-looking statements are subject to certain risks and uncertainties and readers are cautioned not to place undue reliance on these forward-looking statements. These statements include declarations regarding management’s intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” “forecast,” “target,” “will,” “intend,” “believe,” “project,” “estimate,” “plan” and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following (see Glossary of Terms for definitions of capitalized terms): the ability to successfully execute an exit from commodity- based generation, including, without limitation, mitigating exposure for remedial activities associated with formerly owned generation assets; the risks associated with the Chapter 11 bankruptcy proceedings involving FirstEnergy Solutions Corp. (FES), its subsidiaries, and FirstEnergy Nuclear Operating company (FENOC) (FES Bankruptcy) that could adversely affect us, our liquidity or results of operations, including, without limitation, that conditions to the FES Bankruptcy settlement agreement may not be met or that the FES Bankruptcy settlement agreement may not be otherwise consummated, and if so, the potential for litigation and payment demands against us by FES or FENOC or their creditors; the ability to accomplish or realize anticipated benefits from strategic and financial goals, including, but not limited to, our strategy to operate and grow as a fully regulated business, to execute our transmission and distribution investment plans, to continue to reduce costs through FE Tomorrow, which is the FirstEnergy initiative launched in late 2016 to identify our optimal organization structure and properly align corporate costs and systems to efficiently support FirstEnergy as a fully regulated company going forward, and other initiatives, and to improve our credit metrics, strengthen our balance sheet and grow earnings; legislative and regulatory developments, including, but not limited to, matters related to rates, compliance and enforcement activity; economic and weather conditions affecting future operating results, such as significant weather events and other natural disasters, and associated regulatory events or actions; changes in assumptions regarding economic conditions within our territories, the reliability of our transmission and distribution system, or the availability of capital or other resources supporting identified transmission and distribution investment opportunities; changes in customers’ demand for power, including, but not limited to, the impact of climate change or energy efficiency and peak demand reduction mandates; changes in national and regional economic conditions affecting us and/or our major industrial and commercial customers or others with which we do business; the risks associated with cyber-attacks and other disruptions to our information technology system, which may compromise our operations, and data security breaches of sensitive data, intellectual property and proprietary or personally identifiable information; the ability to comply with applicable reliability standards and energy efficiency and peak demand reduction mandates; changes to environmental laws and regulations, including, but not limited to, those related to climate change; changing market conditions affecting the measurement of certain liabilities and the value of assets held in our pension trusts and other trust funds, or causing us to make contributions sooner, or in amounts that are larger, than currently anticipated; the risks associated with the decommissioning of our retired and former nuclear facilities; the risks and uncertainties associated with litigation, arbitration, mediation and like proceedings; labor disruptions by our unionized workforce; changes to significant accounting policies; any changes in tax laws or regulations, including the Tax Act, or adverse tax audit results or rulings; the ability to access the public securities and other capital and credit markets in accordance with our financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us, including the increasing number of financial institutions evaluating the impact of climate change on their investment decisions; actions that may be taken by credit rating agencies that could negatively affect either our access to or terms of financing or our financial condition and liquidity; and the risks and other factors discussed from time to time in FirstEnergy’s Securities and Exchange Commission (SEC) filings. Dividends declared from time to time on FirstEnergy’s common stock during any period may in the aggregate vary from prior periods due to circumstances considered by FirstEnergy’s Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. These forward-looking statements are also qualified by, and should be read together with, the risk factors included in FirstEnergy’s filings with the SEC, including but not limited to the most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The foregoing review of factors also should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy’s business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy expressly disclaims any obligation to update or revise, except as required by law, any forward-looking statements contained herein as a result of new information, future events or otherwise. 22 November 4, 2019